Exhibit 99.1
GigaCloud Technology Inc Announces Third Quarter and Nine Months Ended September 30, 2024 Financial Results
— GigaCloud Marketplace Continues Significant Growth Trajectory; Company Achieves Record-High Net Income —
EL MONTE, Calif., November 7, 2024 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the third quarter and nine months ended September 30, 2024, including strong growth in revenues, gross profit, net income, and adjusted EBITDA over the comparable period last year.
Third Quarter 2024 Financial Highlights
•Total revenues of $303.3 million increased 70.2% from $178.2 million for the third quarter of 2023.
•Gross profit of $77.3 million increased 58.1% from $48.9 million for the third quarter of 2023.
Gross margin was 25.5%, compared with 27.4% for the third quarter of 2023.
•Net income of $40.7 million increased 68.2% from $24.2 million for the third quarter of 2023.
Net income margin was 13.4%, compared with 13.6% for the third quarter of 2023.
Diluted EPS increased 66.1% to $0.98, from $0.59 for the third quarter of 2023.
•Adjusted EBITDA1 increased 63.8% to $48.8 million, from $29.8 million for the third quarter of 2023.
Adjusted EPS – diluted2 increased 55.4% to $1.15, from $0.74 for the third quarter of 2023.
•Cash, Cash Equivalents, Restricted Cash, and Investments totaled $260.5 million as of September 30, 2024, a 41.4% increase from $184.2 million as of December 31, 2023.
Year to Date 2024 Financial Highlights
•Total revenues of $865.3 million increased 88.5% from $459.1 million for the same period of 2023.
•Gross profit of $220.2 million increased 85.4% from $118.8 million for the same period of 2023.
Gross margin was 25.5%, compared with 25.9% for the same period of 2023.
•Net income of $94.8 million increased 62.1% from $58.5 million for the same period of 2023.
Net income margin was 11.0%, compared with 12.7% for the same period of 2023.
Diluted EPS increased 60.8% to $2.30, from $1.43 for the same period of 2023.
•Adjusted EBITDA1 increased 69.1% to $126.0 million from $74.5 million for the same period of 2023.
Adjusted EPS – diluted2 increased 68.1% to $3.06 from $1.82 for the same period of 2023.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 80.2% to $1,233.6 million for the 12 months ended September 30, 2024, from $684.7 million for the same period of 2023.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 72.0% to $635.5 million for the 12 months ended September 30, 2024, from $369.5 million for the same period of 2023. 3P seller GigaCloud Marketplace GMV represented 51.5% of total GigaCloud Marketplace GMV for the 12 months ended September 30, 2024, compared with 54.0% for the same period of 2023.
•Active 3P sellers5 increased 41.8% to 1,051 for the 12 months ended September 30, 2024, from 741 for the same period of 2023.
•Active buyers6 increased 85.5% to 8,535 for the 12 months ended September 30, 2024, from 4,602 for the same period of 2023.
•Spend per active buyer7 was $144,534 for the 12 months ended September 30, 2024, compared with $148,793 for the same period of 2023.
“Our quarterly net income and adjusted EBITDA have reached new record highs of $40.7 million and $48.8 million, respectively,” said Larry Wu, Founder, Chairman, and Chief Executive Officer. “We have also surpassed the 1,000 mark for active sellers and accumulated over 8,500 buyers, with Marketplace GMV exceeding $1.2 billion. GigaCloud’s continued growth across all metrics, despite strong industry headwinds, underscores the strength and resilience of our Supplier Fulfilled Retail (SFR) model. We are optimistic about the transformative potential of digitizing the global supply chain for large-parcel merchandise and remain focused on managing near-term sector challenges as we position GigaCloud for sustained, profitable long-term growth.”
“In recognition of GigaCloud’s substantial progress and optimistic outlook for the future, our board authorized a $46 million share repurchase program on September 3, 2024.” said Erica Wei, interim Chief Financial Officer. “As of November 6, 2024, we have purchased approximately $11.4 million shares pursuant to a repurchase plan under Rule 10b5-1. Our commitment to maximizing shareholder value is grounded in thoughtful capital deployment decisions. In line with this approach, we plan to retire the shares repurchased to date under the authorization, which will effectively reduce the Company’s total issued shares and underscore our dedication to sustainable, long-term value creation.”
Business Outlook
The Company expects its total revenues to be between $275 million and $290 million in the fourth quarter of 2024. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
In June 2023, we announced that our board of directors approved a share repurchase program to repurchase up to US$25.0 million of our Class A ordinary shares over the next 12 months, which expired in June 2024. On September 3, 2024, we announced that our board of directors approved a new share repurchase program under which we may purchase up to $46.0 million of our Class A ordinary shares, par value $0.05, over a 12-month period. Under the share repurchase program, we may purchase our ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. We may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. Our board of directors will review the share repurchase
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

program periodically, and may modify, suspend or terminate the share repurchase program at any time. We plan to fund repurchases from our existing cash balance.
During the third quarter of 2024, we did not make any repurchase of our Class A ordinary shares. Since the establishment of the new share repurchase program, between October 1, 2024 and November 6, 2024, the Company has repurchased an aggregate of 468,559 Class A ordinary shares in the open market at a total consideration of approximately $11.4 million pursuant to a repurchase plan under Rule 10b5-1 of the Exchange Act which we entered into on September 27, 2024.
Conference Call
The Company will host a conference call to discuss its financial results at 7:30 pm U.S. Eastern Time on November 7, 2024 (8:30 am Hong Kong Time on November 8, 2024). Participants who wish to join the call should pre-register here at https://s1.c-conf.com/diamondpass/10042872-f6q7mb.html. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense and non-recurring items. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)
(unaudited)

	December 31, 2023	September 30, 2024
ASSETS
Current assets
Cash and cash equivalents	$183,283	$217,581
Restricted cash	885	746
Investments	—	42,170
Accounts receivable, net	58,876	62,549
Inventories	132,247	183,322
Prepayments and other current assets	17,516	21,354
Total current assets	392,807	527,722
Non-current assets
Operating lease right-of-use assets	398,922	476,027
Property and equipment, net	24,614	29,010
Intangible assets, net	8,367	6,739
Goodwill	12,586	12,586
Deferred tax assets	1,440	8,325
Other non-current assets	8,173	12,934
Total non-current assets	454,102	545,621
Total assets	$846,909	$1,073,343

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands)

	December 31, 2023	September 30, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable (including accounts payable of VIEs without recourse to the Company of $11,563 and nil as of December 31, 2023 and September 30, 2024, respectively)	$69,757	$66,745
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of $736 and nil as of December 31, 2023 and September 30, 2024, respectively)	5,537	5,331
Current operating lease liabilities (including current operating lease liabilities of VIEs without recourse to the Company of $1,305 and nil as of December 31, 2023 and September 30, 2024, respectively)	57,949	84,865
Income tax payable (including income tax payable of VIEs without recourse to the Company of $3,644 and nil as of December 31, 2023 and September 30, 2024, respectively)	15,212	20,805
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of $2,774 and nil as of December 31, 2023 and September 30, 2024, respectively)	57,319	69,586
Total current liabilities	205,774	247,332
Non-current liabilities
Operating lease liabilities, non-current (including operating lease liabilities, non-current of VIEs without recourse to the Company of $553 and nil as of December 31, 2023 and September 30, 2024, respectively)	343,511	418,915
Deferred tax liabilities	3,795	2,714
Finance lease obligations, non-current	111	470
Non-current income tax payable	3,302	3,525
Total non-current liabilities	350,719	425,624
Total liabilities	$556,493	$672,956
Commitments and contingencies	$—	$—

GigaCloud Technology Inc
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)
(unaudited)

	December 31, 2023	September 30, 2024
Shareholders’ equity
Treasury shares, at cost (294,029 and 261,224 shares held as of December 31, 2023 and September 30, 2024, respectively)	$(1,594)	$(1,594)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 31,738,632 and 33,559,727 shares issued as of December 31, 2023 and September 30, 2024, respectively, 31,455,148 and 33,298,503 shares outstanding as of December 31, 2023 and September 30, 2024, respectively)	1,584	1,677
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 9,326,732 and 8,076,732 shares issued and outstanding as of December 31, 2023 and September 30, 2024, respectively)	466	403
Additional paid-in capital	111,736	127,360
Accumulated other comprehensive income (loss)	526	(6)
Retained earnings	177,698	272,547
Total shareholders’ equity	290,416	400,387
Total liabilities and shareholders’ equity	$846,909	$1,073,343

GigaCloud Technology Inc
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Revenues
Service revenues	$51,474	$100,373	$129,848	$253,166
Product revenues	126,693	202,943	329,246	612,094
Total revenues	178,167	303,316	459,094	865,260
Cost of revenues
Services	40,375	78,292	103,924	206,763
Product sales	88,934	147,773	236,374	438,251
Total cost of revenues	129,309	226,065	340,298	645,014
Gross profit	48,858	77,251	118,796	220,246
Operating expenses
Selling and marketing expenses	10,951	18,605	27,382	52,645
General and administrative expenses	5,831	15,296	16,878	56,965
Research and development expenses	377	2,582	1,581	7,435
Losses on disposal of property and equipment	—	45	—	213
Total operating expenses	17,159	36,528	45,841	117,258
Operating income	31,699	40,723	72,955	102,988
Interest expense	(215)	(87)	(1,132)	(227)
Interest income	937	2,703	2,011	6,556
Foreign currency exchange gains (losses), net	(2,723)	3,337	(2,153)	(479)
Government grants	78	21	473	29
Others, net	15	1,177	(7)	1,361
Income before income taxes	29,791	47,874	72,147	110,228
Income tax expense	(5,589)	(7,189)	(13,614)	(15,379)
Net income	$24,202	$40,685	$58,533	$94,849
Net income attributable to ordinary shareholders	24,202	40,685	58,533	94,849
Foreign currency translation adjustment, net of nil income taxes	(9)	(173)	(510)	(551)
Net unrealized gains on available-for-sale investments	—	17	—	19
Total other comprehensive loss	(9)	(156)	(510)	(532)
Comprehensive Income	$24,193	$40,529	$58,023	$94,317
Net income per ordinary share
—Basic	$0.59	$0.98	$1.43	$2.30
—Diluted	$0.59	$0.98	$1.43	$2.30
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	40,769,219	41,364,886	40,794,241	41,150,372
—Diluted	40,878,759	41,395,001	40,881,065	41,258,416

GigaCloud Technology Inc
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2024
Cash flows from operating activities:
Net income	$58,533	$94,849
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	229	373
Inventory write-down	888	703
Loss on other assets	—	327
Deferred tax	(141)	(7,957)
Share-based compensation	2,074	15,580
Depreciation and amortization	1,150	6,253
Loss (gain) from disposal of property and equipment	(2)	213
Operating lease	1,332	25,196
Unrealized foreign currency exchange losses (gains)	248	(2,024)
Others	—	1,058
Changes in operating assets and liabilities:
Accounts receivable	(4,549)	(3,836)
Inventories	(4,924)	(52,645)
Prepayments and other assets	(6,934)	(5,229)
Accounts payable	8,347	(3,125)
Contract liabilities	1,771	(104)
Income tax payable	5,651	5,921
Accrued expenses and other current liabilities	19,049	14,107
Net cash provided by operating activities	$82,722	$89,660
Cash flows from investing activities:
Cash paid for purchase of property and equipment	(823)	(14,038)
Cash received from disposal of property and equipment	2	1,700
Purchases of investments	—	(53,547)
Sale and maturities of investments	—	11,843
Advances paid for the acquisition	(8,500)	—
Net cash used in investing activities	$(9,321)	$(54,042)
Cash flows from financing activities:
Repayment of finance lease obligations	(1,650)	(1,589)
Repayment of bank loans	(190)	—
Payment of share repurchase	(1,594)	—
Net cash used in financing activities	$(3,434)	$(1,589)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	(151)	130
Net increase in cash, cash equivalents and restricted cash	69,816	34,159
Cash, cash equivalents and restricted cash at the beginning of the period	145,076	184,168
Cash, cash equivalents and restricted cash at the end of the period	$214,892	$218,327
Supplemental disclosure of cash flow information
Cash paid for interest expense	$1,132	$227
Cash paid for income taxes	$8,104	$18,889

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
	(In thousands)
Net income	$24,202	$40,685	$58,533	$94,849
Add: Income tax expense	5,589	7,189	13,614	15,379
Add: Interest expense	215	87	1,132	227
Less: Interest income	(937)	(2,703)	(2,011)	(6,556)
Add: Depreciation and amortization	390	2,108	1,150	6,253
Add: Share-based compensation expense	317	1,433	2,074	15,580
Add: Non-recurring items(1)	—	—	—	308
Adjusted EBITDA	$29,776	$48,799	$74,492	$126,040
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded net losses of $308 thousands in the nine months ended September 30, 2024. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Net income per ordinary share – diluted	$0.59	$0.98	$1.43	$2.30
Adjustments, per ordinary share:
Add: Income tax expense	0.14	0.17	0.33	0.37
Add: Interest expense	0.01	—	0.03	0.01
Less: Interest income	(0.02)	(0.07)	(0.05)	(0.16)
Add: Depreciation and amortization	0.01	0.05	0.03	0.15
Add: Share-based compensation expenses	0.01	0.02	0.05	0.38
Add: Non-recurring items(1)	—	—	—	0.01
Adjusted EPS – diluted	$0.74	$1.15	$1.82	$3.06

Weighted average number of ordinary shares outstanding - diluted	40,878,759	41,395,001	40,881,065	41,258,416
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. We recognized losses as a result of the fire. Based on the provisions of our insurance policy, the gross losses have been reduced by the estimated insurance proceeds expected to be received from our insurance carrier. We have determined that partial recovery of the incurred losses is probable and therefore recorded net losses of $308 thousands in the nine months ended September 30, 2024. We do not believe such losses to be recurring or frequent in nature.